Exhibit 20

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: February 29, 2004

Distribution Date Summary
	Initial	Begin	End	# days
Distribution Date			03/22/2004
Collection Period		02/01/2004	02/29/2004	29
Monthly Interest Period – Actual		02/20/2004	03/22/2004	31
Monthly Interest – Scheduled				30
Pool Balance	733,163,743.80	631,822,324.59	612,112,032.99	—

Monthly Distribution Summary

	Initial Balance	Beginning Balance	Principal Distribution	Ending Balance	Note Factor
Class A-1 Notes	149,000,000.00	40,327,140.35	19,710,291.60	20,616,848.75	0.1383681
Class A-2 Notes	245,000,000.00	245,000,000.00	—	245,000,000.00	1.0000000
Class A-3 Notes	151,000,000.00	151,000,000.00	—	151,000,000.00	1.0000000
Class A-4 Notes	160,670,000.00	160,670,000.00	—	160,670,000.00	1.0000000
Class B Notes	18,329,000.00	18,329,000.00	—	18,329,000.00	1.0000000

Total Securities	723,999,000.00	615,326,140.35	19,710,291.60	595,615,848.75

	Coupon Rate	Monthly Accrued Interest	Prior Interest Carryover	Total Interest Paid	Interest Shortfall
Class A-1 Notes	1.1000%	38,198.76	—	38,198.76	—
Class A-2 Notes	1.2900%	263,375.00	—	263,375.00	—
Class A-3 Notes	1.8200%	229,016.67	—	229,016.67	—
Class A-4 Notes	2.4300%	325,356.75	—	325,356.75	—
Class B Notes	2.1000%	32,075.75	—	32,075.75	—

Total Securities		888,022.93	—	888,022.93	—

Available Collections

Principal Payments Received		19,405,867.33
Interest Payments Received		3,166,472.31
Receivables Repurchased during collection period – Principal	—	—
Receivables Repurchased during collection period – Interest		—
Recoveries on Defaulted Receivables		49,011.50

Total Available Collections		22,621,351.14

Reserve Account Transfer Amount		—

Total Available Funds		22,621,351.14

Summary of Distributions

Payment of Servicing Fee:	526,518.60
Payment of Class A Interest Amount:	855,947.18
First Priority Principal Distribution Amount:	—
Payment of Class B Monthly Interest:	32,075.75
Regular Principal Distribution Amount:	19,710,291.60
Payment to the Reserve Account to Maintain Specified Reserve Balance:	—

Remaining Available Funds (To the Holder(s) of the Certificates)	1,496,518.01

Release of excess reserve	160,993.97

Total Funds Remitted (To the Holder(s) of the Certificates)	1,657,511.98

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: February 29, 2004

Calculation of Servicing Fee
Beginning Pool Balance		631,822,324.59
Multiplied By: Monthly Servicing Fee (1.0%/12)		0.08333%
Monthly Servicing Fee		526,518.60
Plus: Unpaid Servicing Fees from Prior Periods		—

Servicing Fees Due and Paid		526,518.60

Calculation of Class A Interest Amount Due
Class A-1 Note Interest Accrued		38,198.76
Class A-2 Note Interest Accrued		263,375.00
Class A-3 Note Interest Accrued		229,016.67
Class A-4 Note Interest Accrued		325,356.75
Total Class A Note Interest Accrued During Period		855,947.18
Plus: Interest Shortfalls from Prior Periods		—

Total Class A Note Interest Due		855,947.18

Calculation of Class A Interest Amount Paid
Available Collections After Servicing Fee		22,094,832.54
Available Collection Shortfall		—
Reserve Account Draw		—

Class A Interest Amount Paid		855,947.18

Class A Interest Shortfall Carryforward		—

Calculation of First Priority Principal Distribution Amount Due:
Beginning Class A Note Balance		596,997,140.35
Less: Ending Pool Balance		612,112,032.99

First Priority Principal Distribution Amount		—

Calculation of First Priority Principal Distribution Amount Paid:
Available Collections After Servicing Fee and Class A Interest		21,238,885.36
Available Collections Shortfall		—
Reserve Account Draw		—

First Priority Principal Distribution Amount Paid		—

Calculation of Class B Interest Amount Due
Class B Note Interest Accrued		32,075.75
Plus: Interest Shortfalls from Prior Periods		—

Total Class A Note Interest Due		32,075.75

Calculation of Class B Interest Amount Paid
Available Collections After Servicing Fee, Class A Interest and First Priority Principal		21,238,885.36
Available Collection Shortfall		—
Reserve Account Draw		—

Class B Interest Amount Paid		32,075.75

Class B Interest Shortfall Carryforward		0.00

Calculation of Regular Principal Distribution Amount:
Aggregate Beginning Outstanding Note Balance		615,326,140.35
Less:
Ending Pool Balance	612,112,032.99
Less: Target Overcollateralization Amount	(16,496,184.24)	595,615,848.75

Less: First Priority Principal Distribution Amount		—

Regular Principal Distribution Amount before Reserve Account Draw Amount		19,710,291.60

Available Funds, before Reserve Account Draw		21,206,809.61
Available Funds Shortfall Amount		—
Reserve Account Draw Amount		—

Regular Principal Distribution Amount Paid		19,710,291.60

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: February 29, 2004

Class A Principal Distribution Amount Due:
The Greater of:
(A) The Beginning Class A-1 Note Balance	40,327,140.35

(B) The Beginning Class A Note Balance minus the lesser of:	596,997,140.35

(i) the product of (x) the Ending Pool Balance and (y) 88.75% plus a % equivalent of a fraction equal to the Reserve Account (prior to deposits) divided by the Ending Pool Balance	548,307,319.52

48,689,820.84

(ii) the excess of (x) the Ending Pool Balance over (y) the Target Overcollateralization Amount	595,615,848.75

1,381,291.60

Class A Principal Distribution Amount	48,689,820.84

Class B Principal Distribution Amount Due:
The excess of (A) the sum of (i) the Ending Class A Note Balance and (ii) the Beginning Class B Note Balance over (B) the excess of (x) the Ending Pool Balance and (y) the Target Overcollateralization Amount	0.00

Class B Principal Distribution Amount	0.00

Principal Distribution Amount Paid:
Available Collections for Principal Distribution	21,206,809.61

(i) To the Class A Notes, sequentially:
(a) Class A-1 Notes	19,710,291.60
(a) Class A-2 Notes	—
(a) Class A-3 Notes	—
(a) Class A-4 Notes	—
(ii) To the Class B Notes	—
(iii) To the Certificateholder	1,496,518.01

Target Overcollateralization Amount
Lesser of:
(A) 2.25% of the Initial Pool Balance	16,496,184.24
(B) The greater of:
(i) 0.75% of the Initial Pool Balance less the Pre-Addition Reserve Balance	440,837.84
(ii) 11.25% of the Ending Pool Balance less the Pre-Addition Reserve Balance	63,965,707.45

Target Overcollateralization Amount	16,496,184.24

Overcollateralization Amount
Beginning Overcollateralization Amount	16,496,184.24
Target Overcollateralization Amount	16,496,184.24
Overcollateralization Excess/(Deficiency)	—
Overcollateralization Release Amount	—
Overcollateralization Increase Amount	—

Overcollateralization Amount	16,496,184.24

Reserve Account
Beginning Reserve Account Balance	5,054,578.60
Plus: Interest Accrued	3,311.64
Less: Reserve Account Draw	—
Reserve Account Balance Prior to Deposits	5,057,890.24

Specified Reserve Account Balance is Greater of:
(a) 0.80% of Ending Pool Balance	4,896,896.26
(b) 0.25% of the Initial Pool Balance	1,832,909.36

Reserve Account (Deficiency)/Excess	160,993.97
Deposit of Excess Available Funds	—
Release of excess reserve	160,993.97

Ending Reserve Account Balance	4,896,896.26

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: February 29, 2004

POOL STATISTICS

	Initial	Current
Collateral Pool Balance Data:
Net Pool Balance	733,163,743.80	612,112,032.99
Number of Current Contracts	41,825	38,535
Weighted Average Loan Rate	6.4000%	6.3880%
Weighted Average Remaining Term (months)	56.6	50.8

	Units	Principal Balance
Net Loss Activity:
Principal Losses for Current Collection Period	38	304,424.27
Less: Recoveries from Prior Months Charge offs		49,011.50
Net Principal Losses for Current Collection Period		255,412.77
Monthly Net Loss Rate (Annualized)		0.4851%

Beginning Net Principal Losses	65	499,224.80
Net Principal Losses for Current Collection Period	38	255,412.77
Cumulative Net Principal Losses	103	754,637.57
Cumulative Net Principal Loss Rate		0.1029%

Receivables for which related Financed Vehicle has been repossessed and not liquidated	17	279,952.95

	Percentage $	Units	Outstanding Principal Balance
Delinquencies Aging Profile – End of Period:
Current	92.66%	35,947	567,163,919.71
1 – 29 Days Delinquent	6.68%	2,341	40,863,239.04
30 – 59 Days Delinquent	0.39%	146	2,396,933.67
60 – 89 Days Delinquent	0.14%	47	827,358.86
90 – 119 Days Delinquent	0.09%	34	548,409.12
120 – 149 Days Delinquent	0.03%	13	171,609.36
150 – 179 Days Delinquent	0.02%	7	140,563.23
180+ Days Delinquent	0.00%	—	—

Total		38,535	612,112,032.99

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate on this 18th day of March 2004.

Bank One, National Association as Servicer

By:	/s/ Randy J. Redcay

Randy J. Redcay First Vice President